Exhibit (d)


                       [CLIFFORD CHANCE US LLP LETTERHEAD]


March 12, 2004


Citibank N.A.
ADR Department
111 Wall Street
New York, NY 10043

Re:  Imperial Chemical Industries PLC

Dear Sirs:

We have acted as United States counsel to Citibank N.A. (the "Depositary") in connection with the registration on Form F-6 (the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), of 1,000,000,000 American Depositary Shares ("ADSs") evidenced by American Depositary Receipts ("ADRs"), each ADS representing the right to receive four
(4) ordinary shares in registered form, par value five (5) United States dollars per ordinary share, of Imperial Chemical Industries PLC incorporated under the laws of England and Wales (the "Company"). The ADSs are to be issued pursuant to a deposit agreement, the form of which is set forth as an exhibit to the Registration Statement (the "Deposit Agreement"), among the Company, the Depositary and the Holders and Beneficial Owners (as such terms are defined in the Deposit Agreement) from time to time of ADSs issued thereunder.

In our capacity as counsel to the Depositary, we have examined such corporate records, certificates and other documents, and such questions of law, as we have considered necessary or appropriate for the purposes of this opinion. Upon the basis of such examination, and subject to any provision of English law or regulation, we advise you that, in our opinion, when the Deposit Agreement has been duly authorized, executed and delivered, and the ADRs have been duly executed (and, if applicable, countersigned), issued and delivered in accordance with the Deposit Agreement, the ADSs evidenced by the ADRs will be legally issued and will entitle the holders thereof to the rights specified in the ADRs and in the Deposit Agreement.

The foregoing opinion is limited to the Federal laws of the United States of America and the laws of the State of New York, and we are expressing no opinion as to the laws of any other jurisdiction.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act.

Very truly yours,

/s/ Clifford Chance US LLP